EXHIBIT 11.1
              STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS
                            PER COMMON SHARE
                     PROFFITT'S, INC. AND SUBSIDIARIES
                    (in thousands, except per share data)


                                        Year Ended

                       February 3     January 28      January 29
                         1996           1995             1994

PRIMARY:

Average shares
outstanding              18,995         18,575          17,222

Net effect of
dilutive stock
options -- based
on the treasury
stock method
using average
market price                377            347             445
                         ______         ______          ______
TOTAL                    19,372         18,922          17,667
                         ======         ======          ======

Income (loss) before
extraordinary loss
and cumulative
effect of changes
in accounting
methods                 ($6,399)       $29,744         $19,245
                        ________       _______         _______
Less Preferred
Dividends                (1,950)        (1,694)

Income (loss) avail-
able to common share-
holders before extra-
ordinary loss and
cumulative effect of
changes in accounting
methods                  (8,349)        28,050          19,245

Extraordinary Loss       (2,060)                        (1,088)

Cumulative effect of
changes in
accounting methods                                       1,904

                        _________       _______         ________

Net income (loss)
available to
common shareholders    ($10,409)       $28,050         $20,061
                       =========       =======         =======

Earnings (loss) per
common share before
extraordinary loss
and cumulative
effect of changes
in accounting
methods                   ($0.43)        $1.48           $1.09

Extraordinary loss         (0.11)                        (0.06)

Cumulative effect
of changes in
accounting methods                                        0.11
                       __________      ________         _______

Primary earnings
(loss) per share         ($0.54)         $1.48           $1.14
                       =========       =======         =======

FULLY DILUTED:

Average shares
outstanding             18,995          18,575          17,222

Net effect of
dilutive stock
options - based
on the treasury
stock method using
year-end market
price if higher
than average price         386             347             445

Assumed conversion
of 8% subordinated
debenture                                                   52

Assumed conversion
of 4.75% subordinated
debenture                2,020           2,020             512

Assumed conversion
of preferred stock       1,422           1,228
                        ______          _______         ______

TOTAL                   22,823          22,170          18,231
                        ======          ======          ======

Income (loss) before
interest adjustments,
extraordinary loss,
and cumulative effect
of changes in
accounting methods      ($6,399)       $29,744         $19,245

Add 8% convertible
subordinated
debenture interest,
net of federal
income tax effect                                           41

Add 4.75% convertible
subordinated
debenture interest,
net of federal
income tax effect         2,500          2,500             633
                        _______        _______         _______

Adjusted net income
(loss) before extra-
ordinary loss and
cumulative effect
of changes in
accounting methods      ($3,899)       $32,244         $19,919

Extraordinary loss       (2,060)                        (1,088)

Cumulative effect
of changes in
accounting methods                                       1,904
                        _______        _______         _______

Adjusted net income
(loss)                  ($5,959)       $32,244         $20,735
                        ========       =======         =======

Fully diluted
earnings (loss)
per common share
before extra-
ordinary loss and
cumulative effect
of changes in
accounting methods       ($0.17)        $1.45            $1.09

Extraordinary loss        (0.09)                         (0.06)

Cumulative effect
of changes in
accounting methods                                        0.11
                        ________       _______         _______

Fully diluted
earnings (loss)
per share               ($0.26)        $1.45             $1.14

Note/For each year shown, dilution is less than 3%; therefore, no fully diluted presentation is needed.